                                                         Exhibit No. EX-99.h.3.a

                                 ASSETMARK FUNDS
                            FORM OF AMENDMENT TO THE
                       FUND ACCOUNTING SERVICING AGREEMENT

     THIS  AMENDMENT  dated  as of this  15th  day of  May,  2007,  to the  Fund
Accounting  Servicing  Agreement,  originally  made and entered into in 2001 and amended and restated as of March 16, 2006 (the "Agreement"),  is entered into by and between  AssetMark Funds, a Delaware  statutory trust (the "Trust") and U.S.
Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

                                    RECITALS

     WHEREAS, the parties have entered into an Agreement; and

     WHEREAS, the parties desire to amend the Agreement to add funds and related fees; and

     NOW, THEREFORE, the parties agree as follows:

     Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

     Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended  hereby,  the Agreement  shall remain in full force and effect.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ASSETMARK FUNDS                         U.S. BANCORP FUND SERVICES, LLC

By: ______________________________      By: ________________________________

Name: ____________________________      Name: ______________________________

Title: ___________________________      Title: _____________________________

     Exhibit A to the Fund Accounting Servicing Agreement - AssetMark Funds

                       Separate Series of AssetMark Funds

AssetMark International Equity Fund
AssetMark Large Cap Growth Fund
AssetMark Large Cap Value Fund
AssetMark Real Estate Securities Fund
AssetMark Small/Mid Cap Growth Fund
AssetMark Small/Mid Cap Value Fund
AssetMark Tax-Exempt Fixed Income Fund
AssetMark Fundamental Index (TM)Large Company Growth Fund
AssetMark Fundamental Index (TM)Large Company Value Fund
AssetMark Fundamental Index (TM)Small Company Growth Fund
AssetMark Fundamental Index (TM)Small Company Value Fund
AssetMark Fundamental Index (TM)International Equity Fund

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                         U.S. BANCORP FUND SERVICES, LLC

                            FUND ACCOUNTING SERVICES
                               ANNUAL FEE SCHEDULE
                             EFFECTIVE JULY 1, 2005
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Annual fee based upon assets in the fund family:          Multiple Classes - Each class is an additional 25% of the
         1.25 basis points on the first $2 billion        charge of the initial class.
         0.75 basis points on the next $2 billion
         0.50 basis points on the balance                 Extraordinary services - quoted separately
         Minimum annual fee: $250,000 (8 funds)                 Conversion Estimate - one month's fee (if necessary)

Fee schedule includes secondary pricing service fees.     NOTE - All schedules subject to change depending upon the
                                                          use of derivatives - options, futures, short sales, etc.

                                                          All fees are billed monthly plus out-of-pocket expenses,
                                                          including pricing service:
                                                                 $.15  Domestic and Canadian Equities
                                                                 $.15  Options
                                                                 $.25  Corp/Gov/Agency Bonds
                                                                 $.40  CMO's
                                                                 $.25  International Equities and Bonds
                                                                 $.40  Municipal Bonds
                                                                 $.80  Money Market Instruments
                                                                 $125  Per fund per month - Fund of Funds

                                                          Factor Services (BondBuyer)
                                                                   Per CMO - $1.50/month
                                                                   Per Mortgage Backed - $0.25/month
                                                                   Minimum - $300/month

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                         U.S. BANCORP FUND SERVICES, LLC
                        ASSETMARK FUNDAMENTAL INDEX FUNDS

                            FUND ACCOUNTING SERVICES
                               ANNUAL FEE SCHEDULE
                                   April, 2007
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Annual fee based upon assets in the fund family:          Multiple Classes - Each class is an additional 25% of the
         1.25 basis points on the first $2 billion        charge of the initial class.
         0.75 basis points on the next $2 billion
         0.50 basis points on the balance                 Extraordinary services - quoted separately
         Minimum annual fee (4 funds)*: $140,000                Conversion Estimate - one month's fee (if necessary)

*Minimum - In the following months, if the fund family    NOTE - All schedules subject to change depending upon the
is at the minimum, the following fee applies.  After      use of derivatives - options, futures, short sales, etc.
the 10th month, the above schedule applies.
1st month- Fees waived                                    All fees are billed monthly plus out-of-pocket expenses,
2nd month- 10% of monthly minimum                         including pricing service: WAIVED UNTIL TOTAL NET ASSETS
3rd month- 20% of monthly minimum                         OF FUND FAMILY REACH $1.5 BILLION.
4th month- 30% of monthly minimum                                $.15  Domestic and Canadian Equities
5th month- 40% of monthly minimum                                $.15  Options
6th month- 50% of monthly minimum                                $.25  Corp/Gov/Agency Bonds
7th month- 60% of monthly minimum                                $.40  CMO's
8th month- 70% of monthly minimum                                $.25  International Equities and Bonds
9th month- 80% of monthly minimum                                $.40  Municipal Bonds
10th month-90% of monthly minimum                                $.80  Money Market Instruments
11th month-100% of monthly minimum                               $125  Per fund per month - Fund of Funds
12th month-100% of monthly minimum
                                                          Factor Services (BondBuyer)
                                                                   Per CMO - $1.50/month
                                                                   Per Mortgage Backed - $0.25/month
                                                                   Minimum - $300/month

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